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Exhibit (j)(3)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of BB&T Funds on Form N-1A of our report dated February 11, 2005, relating to the financial statements which appears in the December 31, 2004 Annual Report to Interestholders of the S&P 500 Index Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers, LLP

San Francisco, California
April 27, 2005